4

                           MEMORANDUM OF UNDERSTANDING
                           ---------------------------


                           I. Parties to the Agreement
                           --------------------------

     Gayle Burnett and Roger Burnett and B. Michael Dunn, residents of the state of Iowa (hereinafter referred to as "BURNETT"), and a company, or companies, formed by Century Casinos, Inc. (hereinafter referred to as "CENTURY").

                      II. Joint Venture Company and Funding
                      -------------------------------------

1. Landmark Gaming, LC ("LGL) is an Iowa limited liability company wherein BURNETT is the sole member and manager. Within this entity BURNETT and CENTURY shall form a joint venture in the existing LGL, wherein BURNETT shall own 60% of the issued units of LGL and CENTURY shall own 40% of the issued units of LGL. LGL has been designated as the Entertainment Facility operator for Franklin County, Iowa, by the Franklin County Development Association ("FCDA"). LGL and FCDA shall be the applicant and recipient of, the license to develop and operate a competitive and innovative excursion gambling boat casino, hotel and entertainment facility in Franklin County, Iowa (hereinafter referred to as the "Entertainment Facility") on the property described in Annexure A to this Agreement. The Entertainment Facility, in general terms, is expected to be approximately 40,000 sq. ft. of gaming space, 100 hotel rooms and 300 parking spaces. Once the final and uncontested casino license has been awarded to LGL and FCDA and other conditions to funding set forth in the Contribution Agreement between the parties have been satisfied, the parties shall contribute to LGL the following:

     A. CENTURY shall contribute one million two hundred fifty thousand dollars ($1,250,000) for the development of the Entertainment Facility (as and when required per the development/construction schedule),

     B. BURNETT shall contribute the land and properties, free and clear, as outlined in Annexure B of this Agreement, the land described in Annexure A subject to two options to purchase (also included as Annexure A), as well as all tangible, intangible and intellectual property associated with the application for a casino license and the development and operation of a casino facility in Iowa. BURNETT represents that LGL has an exclusive agreement, a copy of which is attached as Annexure C, with FCDA providing for the exclusive right for BURNETT to develop and operate an Entertainment Facility in Franklin County with the full support of FCDA. Such agreement shall be part of BURNETT's contribution.

These contributions of BURNETT and CENTURY shall be considered equity for the purposes of the joint venture and the value of BURNETT's equity is agreed to be valued at one million eight hundred seventy five thousand dollars ($1,875,000) and the value of CENTURY's equity is agreed to be valued at one million two hundred fifty thousand dollars ($1,250,000).

2. LGL, assisted by CENTURY, shall use its best efforts to obtain loan(s), on a non-recourse project finance basis, at the prevailing interest rate(s) in the amount(s) required to develop, either in one or more phases, and operate the Entertainment Facility.

3. If no award of a final and uncontested casino license has been made to LGL by December 31, 2007, the Contribution Agreement and LLC Agreement and any other agreements between LGL and CENTURY shall be terminated and dissolved in accordance with normal and customary unwinding provisions.

                            III. License Application
                            ------------------------

     Starting from the date of this Agreement, BURNETT and CENTURY shall make good faith efforts to jointly prepare for and make a timely application to the Iowa Racing and Gaming Commission to establish an excursion gambling boat (as part of the Entertainment Facility).

     A. BURNETT and CENTURY agree to jointly prepare all information for the application but CENTURY is specifically responsible for all gaming requirements of the application and BURNETT is specifically responsible for site and facility requirements of the application. As the sections of the application are interrelated in several cases, BURNETT and CENTURY, as members of LGL, agree to work jointly towards the finalization of the application.

     B. BURNETT and CENTURY will have the final approval of the contents and quality of the documents to be provided in the application to the Iowa Racing and Gaming Commission for all information that is required to be provided by LGL.

     C. CENTURY will provide the required CENTURY personnel towards the joint preparation of the application and will pay the $15,000 required for the Division of Criminal Investigation fees and the $25,000 application fee with the submission of the application.

     D. CENTURY shall pay $10,000 towards the cost of architectural services required for the complete construction and design portion of the application. Any additional out of pocket costs anticipated from the date of this Agreement will be approved by both BURNETT and CENTURY.

                          IV. Casino Services Agreement
                          -----------------------------

     LGL shall enter into a Casino Services Agreement with a company affiliated with CENTURY for provision of expertise for the day-to-day management of the Entertainment Facility, on behalf of and for the account of LGL, for a period of ten years, subject to licensing with the option to extend the Casino Services Agreement for an additional ten year period (subject only to licensing). The service fee payable to the manager shall be a fixed amount of xxxxxxx per month for the period of conditional license award to opening, and the following fee from the first day of casino operations on: xxxxx of all gross revenues up to xxxxxxxxxxx plus xxxxx of all gross revenues over xxxxxxxxxxx, on an annual basis, plus xxxxx of adjusted EBITDA (Adjusted EBITDA is normal operating earnings consistent with GAAP before interest expense, taxes, depreciation, amortization and any adjustments agreed to by both parties). The EBITDA fee shall be payable by LGL on a monthly basis and will start to be earned upon the opening of the Entertainment Facility.

                              V. Governance of LGL
                              --------------------

1. The number of directors of LGL shall be kept to a reasonable minimum. CENTURY and BURNETT shall each nominate an equal number of directors. The Chairman shall not have a deciding vote. LGL is and shall be operated pursuant to the provisions of the Iowa Limited Liability Act.

2. Special arrangements and approvals between CENTURY and BURNETT shall be required for the governance, administration and operation of LGL and the definitive form of Joint Venture Agreement shall contain special rights and privileges for CENTURY as a minority shareholder, such as (but not limited to) approval rights over significant transactions. Both members shall have the right of first refusal to purchase the other member's interest in the event of sale, liquidation or dissolution and co-sale rights in case of a proposed sale.

3. LGL has an operating agreement, designation of membership interest, and other documents required by statute now in existence. Upon issuance of membership certificates to CENTURY, representing 40% of all outstanding units, the parties agree that all company documents such as the amended operating agreement, members agreements etc. for LGL are to be agreed to and approved by CENTURY before implementation. Between the execution date of this MOU and the date of issuance of membership certificates to CENTURY, all material decisions regarding the license application and the development of the Entertainment Facility shall require mutual approval by CENTURY and BURNETT.

4. BURNETT agrees that LGL is a company in good standing and will provide all of the customary representations and warranties, to include, but not limited, to a representation that LGL is free and clear of all debts and encumbrances.

                              VI Binding Agreement
                              --------------------

1. Until the execution by both parties of a definitive form of Contribution Agreement and LLC Agreement with respect to the matters referred to above, this memorandum shall be legally binding upon the parties. The parties shall work diligently toward concluding a mutually acceptable form of Contribution Agreement and LLC Operating Agreement, as amended which shall be consistent with this Agreement but which may address certain issues in more detail and other issues in which this Agreement is silent. The parties agree to work in good faith and to use all reasonable efforts to complete and sign such Agreements as soon as practicable.

2. This MOU is binding only if all parties have signed below no later than October 13, 2004.

3. Upon execution of the final form of Contribution Agreement and LLC Agreement this MOU agreement shall be merged by reference into such Agreements and shall have no further force or effect.


DATED this 13th day of October, 2004




CENTURY CASINOS, INC.

/s/ Larry Hannappel                                  /s/ Roger Burnett
--------------------------                           --------------------------
By: Larry Hannappel                                  Roger Burnett
Chief Accounting Office & Secretary                  on behalf of BURNETT


                                                     /s/ Gayle Burnett
                                                     --------------------------
                                                     Gayle Burnett
                                                     on behalf of BURNETT


                                                     /s/ B. Michael Dunn
                                                     --------------------------
                                                     B.Michael Dunn
                                                     on behalf of BURNETT